Exhibit 10.2
Execution Version
STOCKHOLDER AGREEMENT OF
UL SOLUTIONS INC.
THIS STOCKHOLDER AGREEMENT, dated as of [●], 2023 (as it may be amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and between UL Solutions Inc., a Delaware corporation (the “Corporation”), and ULSE Inc., a Delaware nonprofit nonstock corporation (“ULSE”). Certain terms used in this Agreement are defined in Section 7.
RECITALS
WHEREAS, immediately following the Closing, the Corporation will have two classes of common stock: Class A Common Stock and Class B Common Stock, with the Class A Common Stock entitled to one (1) vote per share and the Class B Common Stock entitled to ten (10) votes per share on all matters submitted to a vote;
WHEREAS, immediately following the Closing, ULSE will be the only holder of the Class B Common Stock and will hold a majority of the Voting Stock;
WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations with respect to the governance of the Corporation after the Closing; and
WHEREAS, it is understood and acknowledged that none of the obligations and rights contained in this Agreement shall become effective until the Closing.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:
AGREEMENT
Section 1.    Board of Directors.
(a)    ULSE Representation. ULSE shall have the right, but not the obligation, to designate for election to the Board, a number of designees as follows:
(i)    Until the Sunset Date, ULSE shall be entitled to designate for nomination by the Board in any applicable election four (4) individuals;
(ii)    If, after the Sunset Date, the ULSE Companies Beneficially Own shares of Voting Stock representing, in the aggregate, twenty percent (20%) or more of the voting power of the then-outstanding Voting Stock, ULSE shall be entitled to designate for nomination by the Board in any applicable election two (2) individuals;
(iii)    If the ULSE Companies Beneficially Own shares of Voting Stock representing, in the aggregate, ten percent (10%) or more, but less than twenty percent (20%), of the voting power of the then-outstanding Voting Stock, ULSE shall be entitled to designate for nomination by the Board in any applicable election one (1) individual;
(iv)    If the ULSE Companies no longer Beneficially Own shares of Voting Stock representing, in the aggregate, ten percent (10%) or more of the voting power of the then-

outstanding Voting Stock, ULSE shall not be entitled to designate any individuals for nomination by the Board; and
(v)    ULSE shall not designate any individual for nomination by the Board if such individual (A) is a named executive officer of a public company and currently serves on two or more public company boards (inclusive of the company for which he/she is a named executive officer); (B) currently serves on four or more public company boards; or (C) (x) is employed by, (y) is a member of the board of directors or similar body of, or (z) otherwise provides competing services to a competitor of the Corporation (for purposes of this subsection (C), neither ULSE nor any Affiliate of ULSE will be deemed to be a competitor of the Corporation).
Each such individual whom ULSE shall designate pursuant to this Section 1(a) and who is thereafter elected to serve as a Director shall be referred to herein as a “ULSE Director.” ULSE shall designate each ULSE Director for nomination by delivering to the Corporation a written notice at least ninety (90) days prior to the one year anniversary of the filing of the definitive proxy for the preceding annual meeting (or such shorter period as is agreed in writing by the Corporation) setting forth the individual to be nominated and such individual’s business address, telephone number and e-mail address; provided, that if ULSE shall fail to deliver such written notice, ULSE shall be deemed to have designated the ULSE Director(s) whose term is expiring. An individual designated by ULSE for nomination as a director (A) shall comply with the Corporation’s duly adopted policies and procedures, including applicable fiduciary duties, applicable to all Directors and (B) shall be independent in accordance with any applicable requirements under Securities Laws or stock exchange rules. Notwithstanding anything to the contrary set forth herein, in the event that the Nominating and Corporate Governance Committee determines, in good faith, that a particular ULSE designee does not satisfy (i) all legal or exchange listing requirements for service as a Director, (ii) any requirements set forth in the Corporation’s corporate governance guidelines or similar reasonable criteria applicable to all Directors, or (iii) the requirements set forth in this paragraph of Section 1(a), then the Nominating and Corporate Governance Committee shall as promptly as reasonably practicable (but in any event within thirty (30) days of the Corporation’s receipt of the notice described in this Section 1(a)) inform ULSE of such determination in writing and ULSE shall be entitled to designate a new person as a ULSE designee in accordance with this Section 1(a).
(b)    Removals; Vacancies.
(i)    For so long as ULSE is entitled to designate at least one (1) individual for nomination to the Board, ULSE shall have the right to request the removal of any ULSE Director, with or without cause and at any time, by sending a written notice to such ULSE Director and the Corporation’s Secretary stating the name of the ULSE Director or ULSE Directors whose removal from the Board is requested (the “Removal Notice”). The Corporation shall, and shall cause the Board to, thereafter take all Necessary Action to promptly cause such removal, including voting to cause the removal of such ULSE Director from the Board. If at any point the number of ULSE Directors then serving on the Board exceeds the number of Directors which ULSE is entitled to nominate pursuant to Section 1(a) (each, an “Excess Director”), then ULSE agrees to take all Necessary Action to promptly cause each Excess Director identified by ULSE to tender his, her or their resignation(s).
(ii)    In the event that a vacancy is created or exists at any time by the death, disability, retirement, removal or resignation of any ULSE Director or as a result of ULSE not yet designating an individual to fill such vacancy, the Corporation shall take all Necessary Action to cause such vacancy to be filled, as soon as possible, by a new designee of ULSE, and the Corporation shall take all Necessary Action to accomplish the same, including by causing Board action to appoint such individual to the Board to fill such vacancy.

(c)    Board Leadership. Until the Sunset Date, the positions of Chief Executive Officer of the Corporation and Chair of the Board shall not be held by the same individual.
(d)    Committees. For so long as ULSE is entitled to designate at least two (2) individuals for nomination to the Board, the Corporation shall take all Necessary Action to ensure that any committee of Directors designated by the Board shall include at least one (1) ULSE Director identified by ULSE to serve on such committee (subject to any applicable requirements under Securities Laws or stock exchange rules). If ULSE is entitled to designate only one (1) individual for nomination to the Board, such individual may serve on up to two (2) committees of the Board, each such committee to be at ULSE’s choosing.
(e)    Additional Obligations.
(i)    The Corporation agrees to take all Necessary Action to (A) cause the individuals designated in accordance with Section 1(a) to be included in the slate of nominees to be elected at each annual or special meeting of stockholders of the Corporation at which Directors are to be elected, in accordance with the Bylaws, Certificate of Incorporation and the DGCL; (B) nominate and recommend each such individual to be elected as a director as provided herein; (C) solicit proxies or consents in favor thereof; and (D) cause the individuals designated in accordance with Section 1(b) to fill the applicable vacancies on the Board; in each case in accordance with the Bylaws, Certificate of Incorporation, Securities Laws, the DGCL and applicable stock exchange rules.
(ii)    For so long as ULSE is entitled to designate at least one (1) individual for nomination to the Board or any ULSE Director is serving on the Board, (i) the Corporation shall take all Necessary Action to maintain in effect at all times customary directors and officers indemnity insurance and (ii) the Certificate of Incorporation and the Bylaws shall at all times provide for indemnification, exculpation and advancement of expenses with respect to all Directors (including, for the avoidance of doubt, the ULSE Directors) to the fullest extent permitted under applicable law.
(iii)    If at any time the Board shall become classified in accordance with the terms of the Certificate of Incorporation, the ULSE Directors shall be apportioned among the three classes of Directors as nearly equal in number as possible, and any remaining ULSE Directors will be designated a Class III Director, in each case unless otherwise requested by ULSE.
(iv)    The ULSE Companies agree to cause all outstanding shares of the Voting Stock Beneficially Owned by the ULSE Companies to be present for quorum purposes at any stockholder meeting at which Directors shall be elected (or any action by stockholder consent to elect Directors in lieu of a stockholder meeting).
(v)    For so long as ULSE is entitled to designate at least one (1) individual for nomination to the Board, at any stockholder meeting at which Directors shall be elected (or any action by stockholder consent to elect Directors in lieu of a stockholder meeting), ULSE agrees to cause all outstanding shares of the Voting Stock owned by the ULSE Companies to be voted in favor of the election of any individual designated for nomination to the Board by ULSE in accordance with this Agreement.
Section 2.    Board Observer; Information Rights.
(a)    For so long as ULSE is entitled to designate four (4) individuals for nomination to the Board, any ULSE Director may make a request of the Chair of the Board for an invitee of ULSE to, at his,

her or their own expense, attend, observe and participate in meetings of the Board or any committee thereof (each such attendee, a “ULSE Invitee”), which the Chair of the Board shall permit unless, in good faith, the Chair determines the ULSE Invitee’s attendance would not be in the best interest of the Corporation. For so long as ULSE is entitled to designate at least one (1) but less than four (4) individuals for nomination to the Board, ULSE shall be entitled to appoint one (1) individual to attend, observe and participate in meetings of the Board or any committee thereof (each such attendee, a “ULSE Observer” and together with a “ULSE Invitee,” a “ULSE Attendee”). No ULSE Attendee shall (v) be entitled to attend any executive or closed session of the Board or any committee thereof, (x) be counted for purposes of determining whether a quorum is present at any meeting of the Board or any committee thereof, (y) have the right to vote on any matter brought before the Board or any committee thereof or to participate in any action by unanimous written consent in lieu of a meeting of the Board or any committee thereof (and no vote or consent of a ULSE Attendee shall be required for purposes of determining whether any matter has been approved by the Board or any committee thereof), and (z) be entitled to any other rights or powers of Directors under the Bylaws, Certificate of Incorporation and the DGCL. For the avoidance of doubt, any directors and officers insurance carried by the Corporation shall not cover any ULSE Attendee. Any ULSE Attendee may be required, at the Corporation’s request, to execute a confidentiality agreement in the form reasonably acceptable to the Corporation and ULSE. Notwithstanding anything to the contrary herein, (A) absent mutual agreement between the Corporation and ULSE, there shall be no more than one (1) ULSE Invitee at any Board or committee meeting and (B) the ULSE Observer shall be the same individual at each Board or committee meeting unless and until ULSE notifies the Secretary and Chair of the Board of the Corporation in writing that they are replacing such ULSE Observer with a new individual to serve in such role.
(b)    Until the ULSE Companies no longer Beneficially Own shares of Voting Stock representing, in the aggregate, ten percent (10%) or more of the voting power of the then-outstanding Voting Stock, the Corporation shall provide the members of the board of directors of ULSE, the members of the board of trustees of ULRI and certain legal and financial executive officers of each of ULSE and ULRI, as designated by ULSE, with access to the Diligent Board portal (or any successor portal or equivalent means of dissemination) maintained by the Corporation consistent with current practice; except, in each case, if a member of the board of directors of ULSE, a member of the board of trustees of ULRI or any legal and financial executive officers of each of ULSE and ULRI requests in writing not to receive such access.
(c)    Until the ULSE Companies no longer Beneficially Own shares of Voting Stock representing, in the aggregate, ten percent (10%) or more of the voting power of the then-outstanding Voting Stock, the members of the board of directors of ULSE, the members of the board of trustees of ULRI and certain designated legal and financial executive officers of each of ULSE and ULRI will have customary information rights, including but not limited to, reasonable access, during normal business hours, with reasonable prior notice and so long as such access does not interfere with the operations of the Corporation or its subsidiaries, (i) to examine the books and records of the Corporation and (ii) to any officer of the Corporation (or their respective designee) to discuss the affairs, finances and condition of the Corporation.
(d)    For so long as ULSE is required under United States generally accepted accounted principles to consolidate the financial statements of the Corporation with its financial statements: (i) the members of ULSE’s board of directors, the members of ULRI’s board of trustees and certain legal and financial executive officers of each of ULSE and ULRI designated by ULSE shall have full access, during normal business hours, to the Corporation Auditor and to the Corporation’s internal audit function (through the Corporation’s head of internal audit), including access to work papers and the personnel responsible for conducting the Corporation’s quarterly reviews and annual audit, and shall be provided with copies of all material correspondence between the Corporation and the Corporation Auditor; (ii) the Corporation shall extend all reasonably requested cooperation to the ULSE Auditor in connection with ULSE’s and ULRI’s internal and external audit functions; (iii) the Corporation shall instruct the Corporation Auditor to perform the work requested by the ULSE Auditor pursuant to this Agreement, and the Corporation shall take all Necessary Action to enable the Corporation Auditor to comply with the instructions received; and (iv) upon reasonable notice, the Corporation shall authorize the Corporation Auditor to make available to the ULSE Auditor during normal business hours both the personnel responsible for conducting the Corporation’s quarterly reviews and annual audit and, consistent with customary professional practice and courtesy of such auditors with respect to the furnishing of work papers, work papers related to the quarterly review or annual audit of the Corporation.
(e)    For so long as ULSE and ULRI need access to information from the Corporation for purposes of complying with their respective federal tax reporting obligations, the Corporation shall promptly provide all reasonably requested information and supporting documentation to ULSE and ULRI (or their respective tax advisors or counsel) to allow ULSE and ULRI to timely file their respective tax returns. Without limiting the generality of the foregoing, for so long as ULSE and ULRI are required by the Internal Revenue Service to file a Form 990 or a Form 4720, as applicable, the Corporation shall provide the following information to ULSE and ULRI as soon as practicable after the end of each calendar year: (i) compensation information for officers, directors, and certain employees who are or were officers, directors or employees of ULSE or ULRI (as applicable) and (ii) the average work hours per week for each of the above individuals.
Notwithstanding anything to the contrary in this Section 2, the Board or the Corporation may, acting reasonably and on the advice of legal counsel, withhold any information, restrict access to the Diligent Board portal or exclude any ULSE Attendee from any meeting or portion thereof if the Corporation determines in good faith that (i) such individual (x) is employed by, (y) is a member of the board of directors or similar body of, or (z) otherwise provides competing services to a competitor of the Corporation (for purposes of this subsection (i), neither ULSE nor any Affiliate of ULSE will be deemed to be a competitor of the Corporation); (ii) it is reasonably necessary to preserve attorney-client privilege or to ensure compliance with applicable Securities Laws or other applicable laws; or (iii) such exclusion is necessary to avoid a conflict of interest or disclosure of competitively sensitive information; provided, however, that any such exclusion shall only apply to such portion of such material or meeting which would be required to avoid such conflict of interest or disclosure of such competitively sensitive information.
Section 3.    Consent Rights. Until the ULSE Companies no longer Beneficially Own shares of Voting Stock representing, in the aggregate, twenty five percent (25%) or more of the voting power of the then-outstanding Voting Stock, the Corporation shall not take, and shall cause its Subsidiaries not to take, any of the actions set forth in the following clauses without the prior written consent of ULSE (which consent may be withheld or granted in its discretion):
(a)    Enter into any material line of business, other than (i) testing, inspection and certification of products, components, assets and systems or (ii) selling subscription and license‐based software and advisory services to customers to support risk management, sustainability and compliance processes;
(b)    Merge or consolidate with or into another corporation or entity, other than (i) in connection with an internal restructuring or reorganization or (ii) strategic transactions consummated by the Corporation in the course of its business that do not exceed the consideration set forth in Section 3(c)(i) herein, in each case of (i) and (ii), where there is no change to the relative ownership or voting percentages of the Corporation’s stockholders or any other rights, as applicable to any successor entity; provided, however, that nothing contained in this subsection (b) will limit ULSE’s rights as a stockholder pursuant to applicable law; and, provided, further that, for the avoidance of doubt, issuances of Class A Common Stock as consideration in an acquisition structured as a merger involving a wholly-owned subsidiary of the Corporation shall not require consent under this Section 3(b) to the extent such transaction otherwise is in accordance with Section 3(c) and Section 3(e);

(c)    Directly or indirectly (i) acquire stock or assets of any Person in any transaction or series of transactions involving consideration in excess of fifteen percent (15%) of the equity market capitalization of the Corporation, as measured on the date of the transaction, in the aggregate and on an as-converted basis, in any fiscal year or (ii) enter into any joint venture, cooperation or similar arrangement with obligations of the Corporation exceeding fifteen percent (15%) of the equity market capitalization of the Corporation, as measured on the date on which the arrangement is entered into, in the aggregate and on an as-converted basis, in any fiscal year;
(d)    Sell, divest, transfer or dispose of assets having a book value in excess of five percent (5%) of the equity market capitalization of the Corporation (either in an individual transaction or in a series of transactions), as measured on the date of the transaction, in any fiscal year;
(e)    Issue or agree to issue any ULS Securities (i) at a price below fair market value, other than an underwritten public offering for cash, (ii) with any rights senior to the rights of the holder of Class B Common Stock, (iii) that would result in dilution of greater than ten percent (10)% of the then-outstanding shares of the Corporation’s common stock (either in an individual transaction or in a series of transactions) or (iv) that would result in the ULSE Companies Beneficially Owning less than a majority of outstanding ULS Securities; excluding, for purposes of clause (iii), issuances of equity securities pursuant to any equity incentive plans in effect at the Closing or approved by the Board and the stockholders as required by Delaware law or any applicable exchange listing requirements;
(f)    Repurchase any ULS Securities in an amount exceeding five percent (5%) of the then-outstanding ULS Securities in any fiscal year, except to the extent such repurchase is for the purpose of offsetting dilution resulting from grants or issuances of equity securities pursuant to an equity incentive plan in effect at the Closing or approved by the Board and the stockholders as required by Delaware law or any applicable exchange listing requirements;
(g)    Incur indebtedness for borrowed money (including through capital leases, the issuance of debt securities or the guarantee of indebtedness of another Person) that would cause a downgrade of the Corporation’s debt securities from any Rating Agency from investment grade to below investment grade, based upon each such Rating Agency’s definition of “investment grade”;
(h)    Make a loan to any Person or purchase any debt securities other than with respect to intercompany loans between the Corporation, on the one hand, and any of its Subsidiaries, on the other hand;
(i)    Increase the size of the Full Board to greater than fifteen (15) directors;
(j)    Hire any Chief Executive Officer of the Corporation who is not Jennifer F. Scanlon;
(k)    Pay or declare any dividend or other distribution on any shares of Class A Common Stock or Class B Common Stock except to the extent consistent with the dividend policy of the Corporation; or modify or amend the dividend policy of the Corporation; or
(l)    Amend, modify or repeal the Bylaws or the Certificate of Incorporation in a manner that disproportionately adversely affects ULSE.
If the Corporation requests ULSE’s consent to take, or for any of its Subsidiaries to take, any of the actions set forth in this Section 3, ULSE shall promptly respond with its decision to grant or withhold such consent.

Section 4.    Confidentiality. ULSE agrees that it will keep confidential and will not disclose any confidential information obtained from the Corporation, unless such confidential information (a) is in the public domain or becomes known to the public in general (other than as a result of a breach of any confidentiality obligation to the Corporation or any of its Subsidiaries by ULSE or any Person to whom information is disclosed pursuant to Sections 2(b) and 2(c)), (b) has been independently developed or conceived by ULSE without the use of the Corporation’s confidential information, or (c) is or has been made known or disclosed to ULSE by a third party without a breach of any obligation of confidentiality such third party may have to the Corporation; provided, however, that any ULSE Company may disclose confidential information (i) to their respective attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring their investment in the Corporation, (ii) to any ULSE Company and its respective directors, employees, consultants and representatives, provided that such ULSE Company and its respective directors, employees, consultants and representatives shall have been advised of this Agreement and shall have been directed to comply with the confidentiality provisions hereof, or shall otherwise be bound by customary obligations of confidentiality, and ULSE shall be responsible for any breach of confidentiality and nondisclosure obligations by any ULSE Company and its respective directors, employees, consultants and representatives, or (iii) as may otherwise be required by law or legal, judicial or regulatory process, provided that ULSE takes reasonable steps to minimize the extent of any required disclosure and provides reasonable prior notice to the Corporation prior to making any such required disclosure.
Section 5.    Restrictions on Trading. ULSE understands and acknowledges that, for so long as ULSE or ULRI, as applicable (each, a “Recipient”), receives the Corporation’s confidential information, (a) such Recipient shall not trade in ULS Securities while such Recipient is in possession of material, non-public information (as defined under the Securities Laws) regarding the Corporation; and (b) such Recipient shall not purchase or sell any security of the Corporation during the regularly scheduled blackout periods or any suspended trading periods during which the officers and directors of the Corporation are not permitted to trade in the securities of the Corporation in accordance with the insider trading policies of the Corporation in effect from time to time, unless trading pursuant to a Rule 10b-5 plan or other exception that is permitted by the insider trading policies of the Corporation.
Section 6.    Termination. This Agreement shall terminate upon the earliest of (a) the ULSE Companies ceasing to Beneficially Own shares of Voting Stock representing, in the aggregate, at least ten percent (10%) of the then-outstanding Voting Stock and (b) delivery of written notice to the Corporation by ULSE effecting the termination of this Agreement. Notwithstanding the foregoing, any claim for breach of the covenants set forth in this Agreement and Sections 4 and 5 of this Agreement, shall survive the termination of this Agreement.
Section 7.    Definitions. As used in this Agreement, any term that it is not defined herein shall have the following meanings:
“Affiliate” means, with respect to any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person.
“Beneficial Owner” means, with respect to any security, any Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security or (b) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.
“Board” means the board of directors of the Corporation.

“Bylaws” means the amended and restated bylaws of the Corporation, dated as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.
“Certificate of Incorporation” means the amended and restated certificate of incorporation of the Corporation, effective as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.
“Class A Common Stock” means shares of Class A common stock, par value $0.001 per share, of the Corporation.
“Class B Common Stock” means shares of Class B common stock, par value $0.001 per share, of the Corporation.
“Closing” means the closing of the initial public offering of shares of Class A Common Stock.
“Corporation Auditor” means the independent registered public accounting firm responsible for conducting the audit of the Corporation’s annual financial statements.
“DGCL” means the General Corporation Law of the State of Delaware.
“Director” means a member of the Board.
“Full Board” means the total number of Directors constituting the entire Board as determined in accordance with the Certification of Incorporation.
“Necessary Action” means, with respect to a specified result, all actions (to the fullest extent permitted by law) required to cause such result that are within the power of a specified Person, including (a) voting or providing a written consent or proxy with respect to the equity securities owned by the Person obligated to undertake the necessary action, (b) voting in favor of the adoption of stockholders’ resolutions and amendments to the organizational documents of the Corporation, (c) causing any individual designated for nomination to the Board by such Person to vote any Board vote or consent in favor of such result, (d) executing agreements and instruments and (e) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.
“Nominating and Corporate Governance Committee” means the nominating and corporate governance committee of the Board or any committee of the Board authorized to perform the function of recommending to the Board the nominees for election as Directors or nominating the nominees for election as Directors.
“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization, including a government or any subdivision or agency thereof.
“Rating Agencies” means Moody’s Investor Service, Inc., Standard & Poor’s Ratings Group and Fitch Ratings, Inc., or any successor to the rating agency business any of the aforementioned Persons.
“Securities Laws” means the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Subsidiary” means, with respect to the Corporation, any corporation, limited liability company, joint venture, partnership, trust, association or other entity in which the Corporation: (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (a) the total combined voting stock of such entity, (b) the total combined equity interests, or (c) the capital or profits interest, in the case of a partnership; or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body.
“Sunset Date” means the date on which the ULSE Companies cease to Beneficially Own any shares of Class B Common Stock.
“ULS Securities” means any ULS capital stock (or other equity interests) and any rights, warrants or options to acquire ULS capital stock (or other equity interests) (including securities convertible into or exchangeable for ULS capital stock or into which such ULS capital stock (or other equity interests) is converted or exchanged).
“ULSE Auditor” means the independent registered public accounting firm responsible for conducting the audit of ULSE’s annual financial statements.
“ULSE Company” and “ULSE Companies” have the meanings ascribed to them in the Certificate of Incorporation.
“ULRI” means Underwriters Laboratories Inc., a Delaware charitable nonstock corporation, the sole member of ULSE.
“Voting Stock” means any ULS Securities entitled to vote generally in the election of directors.
Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”; (vi) each defined term has its defined meaning throughout this Agreement, whether the definition of such term appears before or after such term is used; and (vii) the word “or” shall be disjunctive but not exclusive. References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.
Section 8.    Choice of Law and Venue; Waiver of Right to Jury Trial.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE.
(b)    IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING

TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR IF (AND ONLY IF) SUCH COURT FINDS IT LACKS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COMPLEX COMMERCIAL DIVISION), OR IF UNDER APPLICABLE LAW, SUBJECT MATTER JURISDICTION OVER THE MATTER THAT IS THE SUBJECT OF THE ACTION OR PROCEEDING IS VESTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND APPELLATE COURTS FROM ANY THEREOF, WITH RESPECT TO ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION 8(b) AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(c)    THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.
Section 9.    Authorized Representatives. ULSE has designated its Chief Legal Officer and the Corporation has designated its Chief Legal Officer to act as its authorized representative for purposes of the Agreement. Each party can rely on the other party’s authorized representative as having the authority to deliver any notice, request, claim, demand, document and other communication or to act on behalf of the entity for which it is acting as authorized representative. A party can change its authorized representative at any time by providing prior written notice of such change and, immediately upon delivery of such notice (unless otherwise specified in the notice), that person shall be the authorized representative for all purposes under the Agreement.
Section 10.    Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or by electronic mail, or first class mail, or by Federal Express or other similar courier or other similar means of communication, as follows:

(a)	If to ULSE, addressed as follows:

ULSE Inc.
1603 Orrington Avenue, Suite 2000
Evanston, Illinois 60201
Attn:
Email:

(b)	If to the Corporation, addressed as follows:

UL Solutions Inc.
333 Pfingsten Road
Northbrook, IL 60062
Attn:
Email:
or, in each case, to such other address or email address as such party may designate in writing to each party by written notice given in the manner specified herein. All such communications shall be deemed to have been given, delivered or made when so delivered by hand, on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail, or in the case of notice by electronic mail, when the relevant email enters the recipient’s server.
Section 11.    Applicable Laws and Other Requirements. Nothing in this Agreement shall be construed to require ULSE, ULRI, the Corporation or their respective directors or trustees to take, or fail to take, any action in violation of the laws, exchange listing requirements or fiduciary or other legal duties applicable to, in each case, ULSE, ULRI, the Corporation and their respective directors or trustees. Further, other than as set forth in Section 1(e)(v), nothing in this Agreement shall be construed to modify, limit or supersede any ULSE Company’s rights as a stockholder pursuant to the DGCL.
Section 12.    Assignment. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned (by operation of law or otherwise) without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that ULSE is (and any subsequent ULSE Companies are) permitted to assign this Agreement to ULSE Companies who subsequently receive Class B Common Stock or Class A Common Stock and any such ULSE Company is permitted to assign this Agreement to a ULSE Company or ULSE Companies in connection with a transfer of the Class B Common Stock or Class A Common Stock to such ULSE Companies (it being understood that no such assignment shall relieve ULSE or any ULSE Company of its obligations hereunder so long as it continues to hold Class B Common Stock or Class A Common Stock). Notwithstanding anything herein to the contrary, ULSE (and any subsequent ULSE Company) shall cause any ULSE Companies who subsequently receive Class B Common Stock or Class A Common Stock to become a party to this Agreement by executing a joinder hereto reasonably satisfactory to the Corporation, as a pre-condition to the effectiveness of such assignment.
Section 13.    Aggregation of Shares. For the avoidance of doubt, for purposes of (a) determining whether any party meets any threshold contained herein which is based on having Beneficial Ownership of shares of the Voting Stock, or (b) any provisions that require the parties hereto to vote or take any other actions with respect to the Voting Stock, such determinations or provisions shall be deemed to include all shares of Voting Stock which any ULSE Company has Beneficial Ownership of, provided such ULSE Company becomes party to this Agreement pursuant to Section 12.

Section 14.    Amendment and Modification; Waiver of Compliance. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of the Corporation and ULSE, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively), only by a written instrument signed by the party or parties entitled to the benefits thereof, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
Section 15.    Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
Section 16.    Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.
Section 17.    Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
Section 18.    Further Assurances. At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.
Section 19.    Titles and Subtitles. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
Section 20.    Representations and Warranties.
(a)    ULSE and each Person who becomes a party to this Agreement after the date hereof, severally and not jointly and solely with respect to itself, represents and warrants to the Corporation as of the time such party becomes a party to this Agreement that (i) if applicable, it is duly authorized to execute, deliver and perform this Agreement; (ii) this Agreement has been duly executed by such party and is a valid and binding agreement of such party, enforceable against such party in accordance with its terms; and (iii) the execution, delivery and performance by such party of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such party is a party or, if applicable, the organizational documents of such party.
(b)    The Corporation represents and warrants to each other party hereto that (i) the Corporation is duly authorized to execute, deliver and perform this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms; and (iii) the execution, delivery and performance by the Corporation of this Agreement does not violate or conflict with or result in a breach by the Corporation of or constitute (or with notice or lapse of time or both constitute) a default by the Corporation under the Certificate of Incorporation or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any governmental authority exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Corporation or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries or any of their respective properties or assets may be bound.
Section 21.    No Strict Construction. This Agreement shall be deemed to be collectively prepared by the parties hereto, and no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any provision hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

UL SOLUTIONS INC.

By:
Name:
Title:

ULSE INC.

By:
Name:
Title:
[Signature Page to Stockholder Agreement of UL Solutions Inc.]